Exhibit 10.3

***Text Omitted and Filed Separately
Confidential Treatment Requested
Under C.F.R. § 200.84(b)(4) and 17 C.F.R. 24b-2

MASTER SAAS AGREEMENT
COVER PAGE

The attached documents describe the relationship between Regent Education, Inc., ("Regent") and the customer identified below ("Customer") (each of Regent and Customer, a "Party"). The documents attached to this Cover Page will consist of the document entitled “Terms and Conditions” (the “Access Terms”) and any Order Forms for services, which describe and set forth the general legal terms governing the relationship between the Parties (collectively, the “Agreement”). This Agreement, including the attached Access Terms, will become effective when this cover page is executed by authorized representatives of both Parties (the “Effective Date”).

CUSTOMER INFORMATION:
Name/Customer: Bridgepoint Education, Inc.        Principal Contact Person:     Bridget McGuire
Address: 13500 Evening Creek Dr. North, Ste 600     Title:             VP of Financial Aid
San Diego, CA 92128            Phone:     800.798.0584 Ext. 6417
Fax:     888.445.9721
Email Address: bridget.mcguire@bpiedu.com

Billing Contact: Matthew Covington
Title: Associate Director of Accounting, Finance
Phone:     866-475-0317
Fax:     N/A
Email Address: [accountspayable@bpiedu.com]

Copy of all Notices to:
Bridgepoint Education, Inc.
13500 Evening Creek Drive North, Suite 600
San Diego, CA 92128
Attention: Legal Services

FOR INTERNAL REGENT USE ONLY:
Contract #:

The Parties have caused their duly authorized representatives to execute this Agreement (incorporating the Access Terms and any Order Forms) as of the dates set forth below.

CUSTOMER: BRIDGEPOINT EDUCATION, INC.	REGENT EDUCATION, INC.
By (Signature): /s/ Andrew Clark	By (Signature): Randolph W Jones III
Name (Printed): Andrew Clark	Name (Printed): Randy Jones
Title: President and CEO	Title: CEO
Date: Apr 22, 2016	Date: Apr 22, 2016

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TERMS AND CONDITIONS

1. DEFINITIONS. Certain capitalized terms, not defined above, have the meanings set forth below.
1.1 “Access Protocols” will mean the passwords, access codes, technical specifications, connectivity standards or protocols, or other relevant procedures, as may be necessary to allow Customer or any Authorized Users to access the Regent Services.
1.2 “Authorized User” will mean any individual who is an employee of Customer, Ashford University or University of the Rockies or a student of Customer, Ashford University or University of the Rockies or such other person or entity as may be authorized by an Order Form, authorized, by virtue of such individual’s relationship to, or permissions from, Customer, to access the Regent Service pursuant to Customer’s rights under this Agreement.
1.3 “Confidential Information” shall mean all written or oral information, disclosed by either Party to the other, related to the operations of either Party or a third party that has been identified as confidential or that by the nature of the circumstances surrounding disclosure ought reasonably to be treated as confidential.
1.4 “Customer Content” will mean the data, media and content provided by Customer through the Regent Service and includes all End User information.
1.5 “End User” shall mean a unique student processed in the Regent Service over a 12-month period.
1.6 “FERPA” shall mean the Family Educational Rights and Privacy Act, 20 U.S.C. § 1232g, as it relates to the Customer Content.
1.7 “FERPA Records” shall mean any FERPA information about any End User of Customer made available to Regent.
1.8 “HEA” shall mean the Title IV of the Higher Education Act of 1965 as it relates to the Regent Services.
1.9 “Order Form” shall mean a document signed by both Parties identifying a given type of Regent Service to be made available by Regent pursuant to this Agreement. Each Order Form shall be agreed upon by the Parties as set forth in Section 2.1.
1.10 “Regent Laws” shall mean laws applicable to Regent and its business, laws applicable to the performance and delivery of the Regent Services, including without limitation HEA, FERPA laws and applicable Third Party Servicer regulations.
1.11 “Regent Services” shall mean the services ordered by Customer through an Order Form and provided by Regent by means of access to certain content and use of the features and functionality of software applications available and accessible within the Regent Web Applications, solely to the extent set forth and further described in, and as limited by, the Order Forms executed by the Parties and as described in the documentation provided with the Regent Services.
1.12 “Regent Web Applications” shall mean the web-based software applications managed and maintained by Regent.
1.13 “Third-party Servicer” shall mean any entity meeting the requirements of a Third-party servicer as defined in 34 C.F.R. § 668.2 34.

2. ORDERS, ACCESS AND USE
2.1 Orders. The Regent Services to be provided by Regent under this Agreement will be set forth in one or more Order Forms executed by the Parties from time to time during the Term. The Parties shall negotiate and sign each Order Form separately. Each Order Form shall set out a description of the applicable Regent Services to be provided by Regent and the costs associated with such Regent Services. Each Order Form shall be attached to this Agreement and incorporated in this Agreement by reference. In the event of a conflict between any Order Form and this Agreement, the terms and conditions set forth in the Agreement shall govern unless the Parties specifically and expressly state otherwise in such Order Form.
2.2 Provision of Access. Subject to the terms and conditions contained in this Agreement, Regent hereby grants to Customer and its Authorized Users a non-exclusive, non-transferable, non-sublicenseable right to access the features and functions of the applicable Regent Service ordered pursuant to an Order Form during the Term set forth on that Order Form for use by the number of Authorized Users enabled, and solely for Customer’s internal business purposes to process the number of End Users paid for by Customer in accordance with the applicable Order Form. On or as soon as reasonably practicable after the Effective Date, Regent shall provide to Customer the necessary passwords, security protocols and policies and network links or connections and Access Protocols to allow Customer and its Authorized Users to access the Regent Services. Customer and any Authorized User may only use the Regent Services in accordance with the Access Protocols.
2.3 Responsibility for Application and Content Hosting. Data Security. Regent shall, at its own expense, provide for the hosting of the Regent Services which is accessible as part of the Regent Services, provided that nothing herein shall be construed to require Regent to provide for, or bear any responsibility with respect to any telecommunications or computer network hardware required by Customer or any Authorized User to provide access from the Internet to the Regent Services. See Attachment A for service level specifications. Regent shall develop, implement, maintain and use appropriate administrative, technical and physical security measures in accordance with Regent’s established data security policies and practices which have been reviewed by Client, and which shall prevent unauthorized access to the Customer Content stored on the system and will require any subcontractors of Regent to do the same. In the event of any breach of security relating to Customer Content, Regent shall: (a) notify Customer of any security breach as soon as practicable, but no later than twenty-four (24) hours after Regent becomes aware of it; and (b) notify Customer of any security breaches by e-mailing Customer contact at [IT Risk email address]. Immediately following Regent's notification to Customer of a security breach, the parties shall coordinate with each other to investigate the security breach in accordance with Regent's standard policies and procedures, a copy of which has been provided to Customer. Regent represents and warrants to Customer that its collection, access, use, storage, disposal and disclosure of personal information does and will comply with all applicable federal and state privacy and data protection laws, as well as all other applicable regulations and directives.
2.4 Usage Restrictions. Customer will not use the Regent Services for any purposes beyond the scope of rights granted to Customer under this Agreement. Without limiting the generality of the foregoing, Customer will not (a) decompile, disassemble, reverse engineer or otherwise attempt to obtain or perceive the source code from which any software component of the Regent Services are compiled or interpreted, and Customer acknowledges that nothing in this Agreement will be construed to grant Customer any right to obtain or use such code; (b) allow third parties other than Authorized Users to gain access to or use the Regent Services; (c) use the Regent Services in any time-sharing or services bureau arrangement, including, without limitation, any use to provide services or process data for the benefit of, or on behalf of, any third party other than Ashford University or University of the Rockies; (c) modify or create any derivative works of the Regent Services (or any components thereof), except with the prior written consent of Regent; or (d) combine

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or integrate the Regent Services with hardware, software or other technology not provided to Customer by Regent hereunder (other than by means of interfaces provided or enabled by Regent during the Term). Customer shall notify Regent promptly of any unauthorized access or use of the Regent Services known to Customer. Customer will ensure that its use of the Regent Service complies with all applicable laws, statutes, regulations or rules.
2.5 Retained Rights; Ownership.
(a) Ownership and use of Customer Content. Customer retains all right, title and interest in and to the Customer Content, and Regent acknowledges that it neither owns nor acquires any additional rights in and to the Customer Content not expressly granted by this Agreement. Regent further acknowledges that Customer retains the right to use the Customer Content for any purpose in Customer’s sole discretion. Subject to the foregoing, Customer hereby grants to Regent a non-exclusive, non-transferable right and license to use the Customer Content during the Term for the limited purposes of performing Regent’s obligations under this Agreement.
(b) Ownership of Regent Services. Subject to the rights granted in this Agreement, Regent retains all right, title and interest in and to the Regent Service, and Customer acknowledges that it neither owns nor acquires any additional rights in and to the foregoing not expressly granted by this Agreement or any licenses to the software used to provide the Regent Services. Customer further acknowledges that Regent retains the right to use the foregoing for any purpose in Regent’s sole discretion.

3. CUSTOMER RESPONSIBILITIES.
3.1 Authorized Users Access to Services. Customer may permit any Authorized Users to access and use the features and functions of the Regent Service as contemplated by this Agreement. Customer will ensure that any such Authorized Users will be bound by a contractual, enforceable agreement, which agreement, will, by its terms, provide substantially the same or greater protections for Regent’s Confidential Information and the Regent Service as are provided by the terms hereof; and provided that Customer shall remain primarily liable to Regent for any violations of such terms by its Authorized Users. User IDs cannot be shared or used by more than one Authorized User at a time. If Customer wishes to add additional User IDs, Customer may order such additional User IDs at any time by executing a new Order Form detailing the number of additional User IDs. Upon written acceptance by Regent of the Order Form, Regent shall make the Regent Service available to the additional Authorized Users.
3.2 Customer Responsibility for Data and Security. Customer and its Authorized Users shall have access to the Customer Content and shall be responsible for all changes to and/or deletions of Customer Content and the security of all passwords and other access protocols required in order to access the Regent Services.
3.3 Service Rules and Guidelines. Customer and all Authorized Users shall use the Regent Services solely for its internal purposes as contemplated by this Agreement and shall not use the Service to: (a) send any form of duplicative and unsolicited messages; (b) harvest, collect, gather or assemble information or data regarding other users without their consent; (c) transmit through or post on the Regent Service unlawful, immoral, libelous, tortuous, infringing, defamatory, threatening, vulgar, or obscene material or material harmful to minors; (d) transmit material containing software viruses or other harmful or deleterious computer code, files, scripts, agents, or programs; (e) interfere with or disrupt the integrity or performance of the Regent Service or the data contained therein; (f) attempt to gain unauthorized access to the Regent Service, computer systems or networks related to the Regent Service; or (g) interfere with another user’s use and enjoyment of the Regent Service.

4. FEES AND EXPENSES; PAYMENTS.
4.1 Fees. In consideration for the access rights granted to Customer and the services performed by Regent under this Agreement, Customer will pay to Regent, without offset or deduction, all fees required by a particular Order Form. All fees will be billed and paid in U.S. dollars in accordance with the timing set forth in the Order Form or, if not expressly set forth therein, within thirty (30) days following receipt of the applicable invoice. All late payments of undisputed fees will accrue interest at the rate of 2% per month. Notwithstanding anything to the contrary in this Agreement, all fees paid by Customer to Regent pursuant to this Agreement and any Order Form are non-refundable.
4.2 Disputed Fees. If Customer disputes any fees, taxes, or other charges billed by Regent, Customer shall notify Regent, in writing, of the disputed amount and any relevant information regarding the circumstances of the dispute and shall pay the undisputed amounts. Regent shall acknowledge receipt of the dispute information in writing to Customer. All parties agree to work cooperatively to resolve any such disputed amounts.
4.3 Taxes. Customer will be responsible for payment of any applicable sales, use and other taxes and all applicable export and import fees, customs duties and similar charges (other than taxes based on Regent’s income), and any related penalties and interest for the grant of access rights hereunder, or the delivery of related services, if any. If Customer is tax exempt, it shall furnish Regent with evidence of its tax exempt status prior to placing an order for the Regent Services. Customer will make all required payments to Regent free and clear of, and without reduction for, any withholding taxes. Any such taxes imposed on payments to Regent will be Customer’s sole responsibility, and Customer will, upon Regent’s request, provide Regent with official receipts issued by appropriate taxing authorities, or such other evidence as Regent may reasonably request, to establish that such taxes have been paid.

5. TREATMENT OF CONFIDENTIAL INFORMATION.
5.1 Ownership of Confidential Information. The Parties acknowledge that during the performance of this Agreement, each Party will have access to certain of the other Party’s Confidential Information or Confidential Information of third parties that the disclosing Party is required to maintain as confidential. Both Parties agree that all items of Confidential Information are proprietary to the disclosing Party or such third party, as applicable, and will remain the sole property of the disclosing Party or such third party.
5.2 Mutual Confidentiality Obligations. Each Party agrees as follows: (a) to use Confidential Information disclosed by the other Party only for the purposes described herein; (b) that such Party will not reproduce Confidential Information disclosed by the other Party, and will hold in confidence and protect such Confidential Information from dissemination to, and use by, any third party; (c) that neither Party will create any derivative work from Confidential Information disclosed to such Party by the other Party; (d) to restrict access to the Confidential Information disclosed by the other Party to such of its personnel, agents, and/or consultants, if any, who have a need to have access and who have been advised of and have agreed in writing to treat such information in accordance with the terms of this Agreement; and (e) to the extent practicable, return or destroy, all Confidential Information disclosed by the other Party

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that is in its possession upon termination or expiration of this Agreement. Notwithstanding the foregoing, Customer agrees that Regent may collect aggregated statistical data regarding Customer’s use of the Service (including without limitation anonymous data regarding actual and prospective students) and provide such aggregated statistical data to third parties. In no event shall Regent provide to third parties personally identifiable data regarding Customer or Customer’s Authorized Users.
5.3 Confidentiality Exceptions. Notwithstanding the foregoing, the provisions of Sections 5.1 and 5.2 will not apply to Confidential Information that (a) is publicly available or in the public domain at the time disclosed; (b) is or becomes publicly available or enters the public domain through no fault of the recipient; (c) is rightfully communicated to the recipient by persons not bound by confidentiality obligations with respect thereto; (d) is already in the recipient’s possession free of any confidentiality obligations with respect thereto at the time of disclosure; (e) is independently developed by the recipient; or (f) is approved for release or disclosure by the disclosing Party without restriction. Notwithstanding the foregoing, each Party may disclose Confidential Information to the limited extent required (x) in order to comply with the order of a court or other governmental body, or as otherwise necessary to comply with applicable law, provided that the Party making the disclosure pursuant to the order shall first have given written notice to the other Party and made a reasonable effort to obtain a protective order; or (y) to establish a Party’s rights under this Agreement, including to make such court filings as it may be required to do.
5.4 Limitation Period. The obligations set forth in this Section 5 shall survive the termination or expiration of this Agreement for a period of three (3) years.

6. REPRESENTATIONS AND WARRANTIES.
Each Party hereby represents and warrants (a) that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; (b) that the execution and performance of this Agreement will not conflict with or violate any provision of any law having applicability to such Party; and (c) that this Agreement, when executed and delivered, will constitute a valid and binding obligation of such Party and will be enforceable against such Party in accordance with its terms.
Regent represents and warrants that it will provide the Regent Service and perform its other obligations under this Agreement in a professional and workmanlike manner substantially consistent with general industry standards.
Regent represents and warrants that the Regent software used to provide the Regent Service will function in accordance with the applicable specifications described in the Regent documentation.
Regent represents and warrants to Customer that its system does not infringe on the intellectual property rights of any third party.

7. DISCLAIMERS, EXCLUSIONS AND LIMITATIONS OF LIABILITY.
7.1 Internet Delays. REGENT'S SERVICES MAY BE SUBJECT TO LIMITATIONS, DELAYS, AND OTHER PROBLEMS INHERENT IN THE USE OF THE INTERNET AND ELECTRONIC COMMUNICATIONS. REGENT IS NOT RESPONSIBLE FOR ANY DELAYS, DELIVERY FAILURES, OR OTHER DAMAGE RESULTING FROM SUCH PROBLEMS.
7.2 Disclaimer. EXCEPT AS EXPRESSLY REPRESENTED OR WARRANTED IN SECTION 6 OR A PARTICULAR ORDER FORM, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE REGENT SERVICE, AND ALL SERVICES PERFORMED BY REGENT ARE PROVIDED “AS IS,” AND REGENT DISCLAIMS ANY AND ALL OTHER PROMISES, REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUIET ENJOYMENT, SYSTEM INTEGRATION AND/OR DATA ACCURACY. REGENT DOES NOT WARRANT THAT THE APPLICATION SERVICE OR ANY OTHER SERVICES PROVIDED BY REGENT WILL MEET CUSTOMER’S REQUIREMENTS OR THAT THE OPERATION OF THE APPLICATION SERVICE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ALL ERRORS WILL BE CORRECTED.
7.3 Exclusions of Remedies; Limitation of Liability. EXCEPT IN CONNECTION WITH CUSTOMER’S VIOLATION OF ANY OF THE LICENSE TERMS SET FORTH IN THIS AGREEMENT (E.G., SECTIONS 2 AND 3), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, REGARDLESS OF THE NATURE OF THE CLAIM, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, COSTS OF DELAY, ANY FAILURE OF DELIVERY, BUSINESS INTERRUPTION, COSTS OF LOST OR DAMAGED DATA OR DOCUMENTATION, OR LIABILITIES TO THIRD PARTIES ARISING FROM ANY SOURCE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION UPON DAMAGES AND CLAIMS IS INTENDED TO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE. THE CUMULATIVE LIABILITY OF REGENT TO CUSTOMER FOR ALL CLAIMS ARISING FROM OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM FOR INDEMNIFICATION OR ANY CAUSE OF ACTION SOUNDING IN CONTRACT, TORT, OR STRICT LIABILITY, WILL NOT EXCEED THE TOTAL AMOUNT OF ALL FEES PAID OR TO BE PAID TO REGENT BY CUSTOMER UNDER SECTION 4.1 DURING THE TWELVE (12)-MONTH PERIOD PRIOR TO THE ACT, OMISSION OR OCCURRENCE GIVING RISE TO SUCH LIABILITY. THIS LIMITATION OF LIABILITY IS INTENDED TO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE THIS LIMITATION OF LIABILITY IS INTENDED TO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE.
7.4 Essential Basis of the Agreement. Customer acknowledges and understands that the disclaimers, exclusions and limitations of liability set forth in this Section 7 form an essential basis of the agreement between the Parties, that the Parties have relied upon such disclaimers, exclusions and limitations of liability in negotiating the terms and conditions in this Agreement, and that absent such disclaimers, exclusions and limitations of liability, the terms and conditions of this Agreement would be substantially different.

8. INDEMNIFICATION.
8.1 Indemnification of Customer. Regent agrees to indemnify, defend and hold harmless Customer from and against any and all losses, liabilities, costs (including reasonable attorneys’ fees) or damages resulting from any claim by any third party (each a “Claim”) to the extent arising from: (a) the Regent Service infringes such third party’s valid U.S. patents issued as of the Effective Date, or infringes or misappropriates, as applicable, such third party’s copyrights or trade secret rights under applicable laws of any jurisdiction within the United States of America; (b) Regent’s or Regent Service’s violation of any HEA or applicable Third Party Servicer Regulation

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or other Regent Law; or (c) Regent’s gross negligence or willful misconduct, provided that Customer promptly notifies Regent in writing of the Claim, cooperates with Regent, and allows Regent sole authority to control the defense and settlement of such Claim; provided that Regent will not settle any Claim unless such settlement completely and forever releases Customer from all liability with respect to such Claim or unless Customer consents to such settlement, and further provided that Customer will have the right, at its option, and at its sole expense, to defend itself against any such Claim or to participate in the defense thereof by counsel of its own choice. If such a Claim is made or appears possible, Customer agrees to permit Regent, at Regent’s sole discretion, to enable it to continue to use the Regent Service or to modify or replace any such infringing material to make it non-infringing. If Regent determines that none of these alternatives is reasonably available, Customer shall, upon written request from Regent, cease use of, and, if applicable, return, such materials as are the subject of the infringement claim and Regent will refund to Customer any amounts paid in advance by Customer for the use of such materials. This Section 8.1 shall not apply if the alleged infringement arises, in whole or in part, from (i) modification of the Regent Service by Customer, or (ii) combination, operation or use of the Regent Service with other software, hardware or technology not provided by Regent, or (iii) related to the Customer Content (any of the foregoing circumstances under clauses (i), (ii), and (iii) a “Customer Indemnity Responsibility”).
8.2 Customer’s Indemnity Obligations. Customer agrees to hold, harmless, indemnify, and, at Regent’s option, defend Regent and its corporate affiliates, and each of its and their respective directors, officers, shareholders, employees, successors, assigns and agents (for this Section 8.2, collectively, “Regent”) from and against any Claim to the extent arising from (a) Customer’s gross negligence or willful misconduct; (b) a breach or alleged breach of this Agreement by Customer (including without limitation, any of its representations, warranties or obligations contained herein; or (c) a Customer Indemnity Responsibility, provided that Regent promptly notifies Customer in writing of the Claim, cooperates with Customer, and allows Customer sole authority to control the defense and settlement of such Claim; provided that Customer will not settle any Claim against Regent unless such settlement completely and forever releases Regent from all liability with respect to such Claim or unless Regent consents to such settlement, and further provided that Regent will have the right, at its option, to defend itself against any such Claim or to participate in the defense thereof by counsel of its own choice.

9. TERM AND TERMINATION.
9.1 Term. The term of this Agreement shall commence upon the Effective Date and unless earlier terminated in accordance with this Section 9, shall continue in full force and effect until expiration of the latest period set forth on an Order Form (the “Term”).
9.2 Termination for Breach. Either Party may, at its option, terminate this Agreement in the event of a material breach by the other Party. Such termination may be effected only through a written notice to the breaching Party, specifically identifying the breach or breaches on which such notice of termination is based. The breaching Party will have a right to cure such breach or breaches within thirty (30) days of receipt of such notice, and this Agreement will terminate in the event that such cure is not made within such thirty (30)-day period.
9.3 Termination Upon Bankruptcy or Insolvency. Either Party may, at its option, terminate this Agreement immediately upon written notice to the other Party, in the event (a) that the other Party becomes insolvent or unable to pay its debts when due; (b) the other Party files a petition in bankruptcy, reorganization or similar proceeding, or, if filed against, such petition is not removed within ninety (90) days after such filing; (c) the other Party discontinues it business; or (d) a receiver is appointed or there is an assignment for the benefit of such other Party’s creditors.
9.4 Effect of Termination. Upon any termination of this Agreement, Customer will (a) immediately discontinue all use of the Regent Service and any Regent Confidential Information; and (b) promptly pay to Regent all amounts due and payable under this Agreement. Within 72 hours after the effective date of any termination of this Agreement, Regent shall make available to Customer all Customer Content. After a thirty (30) day period, however, Regent shall have no obligation to maintain or provide any Customer Content to Customer. Data will be made available via file transfer and data extraction from existing data views of the Regent Services.
9.5 Survival. The provisions of Sections 2.4, 2.5, 3, 5, 7, 8, 9.4, 9.5, 9.6 and 11 will survive the termination of this Agreement.
9.6 Suspension of Service. If Customer fails to pay undisputed amounts in accordance with the terms and conditions hereof and the applicable Order Form, Regent shall have the right, in addition to any of its other rights or remedies, to suspend the Service to Subscriber, without liability to Customer until such amounts are paid in full.

10. COMPLIANCE WITH LAWS.
10.1 General. Regent will be responsible for Regent Laws.   Without limiting the generality of the foregoing and subject to the other provisions of this Section 10, Regent Laws include HEA, FERPA, and applicable Third Party Servicer Regulation.
Customer will be responsible for Laws applicable to its business, laws applicable to its use of the Regent Services, HEA, and FERPA.
10.2 FERPA Specific Requirements.  Regent acknowledges its and Customer’s obligations with respect to FERPA.  Though Regent neither desires nor needs access to FERPA Records to perform the Regent Services, it acknowledges that Customer may elect to provide Regent access to FERPA Records. Regent covenants to Customer that, other than required disclosures to Customer or its Affiliates during the performance of Regent Services, it will not disclose, re-disclose, make available or distribute any FERPA Records without the prior written consent of Customer.  Regent further covenants that it will ensure that any of its officers, employees, and agents that receive any FERPA Records will use the information only for the purposes for which the disclosure was made and in accordance with this section.  Notwithstanding the foregoing, or any other provisions of this Agreement to the contrary, Regent acknowledges and agrees that any FERPA Records which it may have access to or possess by virtue of this Agreement, may be used only in connection with the performance of services and duties by it under this Agreement and may not be used for any other purpose, nor disclosed to any third party (except as otherwise permitted by this Agreement), without the prior written consent of Customer unless required by applicable Laws.  If Regent receives a lawfully issued subpoena or court order for such FERPA Records, it shall notify Customer and allow Customer a reasonable amount of time to take such action as Customer shall deem appropriate or required by Laws.  Regent acknowledges that Customer has notified Regent that FERPA generally requires that notice be provided to the student(s) whose FERPA Records are subject to the subpoena or court order before disclosure of the FERPA Records in compliance with the subpoena or court order.  Regent’s use and maintenance of any personally identifiable student information remains subject to the direct control of Customer. Regent is familiar with, and will comply with in all material respects, all applicable laws and regulations pertaining to student educational records, personally identifiable student information, and privacy, including without limitation the Family Educational Rights and Privacy

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Act, 20 U.S.C. § 1232g and subsequent codes, and its implementing regulations at 34 C.F.R. Part 99. It promptly will notify Customer of any use or disclosure of personally identifiable student information inconsistent with this Agreement or applicable laws and regulations, including but not limited to any inadvertent or unauthorized use or disclosure of such information for any purpose other than Regent’s performance of the Services. It promptly will notify Customer in the event it receives notice of any investigation, inquiry or proceeding concerning privacy of student information received by it from Customer or pertaining to any students of Customer. It will require a representation, warranty and covenant similar to this section of any subcontractor, agent or third party vendor to which it provides any information protected by such laws and regulations prior to divulging to such subcontractor, agent or third party vendor any personally identifiable student information.
10.3 Third-party Servicer Requirements. Regent specifically agrees to comply with the applicable statutory and regulatory provisions in accordance with the provisions of 34 C.F.R. §668.25(c)(1) and 34 C.F.R. §668.25 (c)(3), including (without limitation): Regent will abide by any special arrangements, agreements, limitations, suspensions, and terminations that apply to Customer; Regent will not receive or use Title IV student loan program funds; and Regent agrees to be jointly and severally liable with Customer for any violation of the requirements of the HEA and regulations to the extent attributable to Regent’s actions as a Third Party Servicer.

11. MISCELLANEOUS.
11.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and, supersedes and merges all prior oral and written agreements, discussions and understandings between the Parties with respect to the subject matter of this Agreement, and neither of the Parties will be bound by any conditions, inducements or representations other than as expressly provided for in this Agreement.
11.2 Independent Contractors. In making and performing this Agreement, Customer and Regent act and will act at all times as independent contractors, and, except as expressly set forth herein, nothing contained in this Agreement will be construed or implied to create an agency, partnership or employer and employee relationship between them. Except as expressly set forth herein, at no time will either Party make commitments or incur any charges or expenses for, or in the name of the other Party.
11.3 Notices. All notices required by or relating to this Agreement will be in writing and will be sent by means of overnight delivery, to the Parties at their respective addresses set forth in the preamble to this Agreement, or addressed to such other address as the receiving Party may have given by written notice in accordance with this provision.
11.4 Amendments; Modifications. This Agreement may not be amended or modified except in a writing duly executed by authorized representatives of both Parties.
11.5 Assignment; Delegation. Neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise), without the prior express written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business or assets related to this Agreement, or in the event of its merger, consolidation, change in control or other similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section will be null, void and of no effect.
11.6 No Third Party Beneficiaries. The Parties acknowledge that the covenants set forth in this Agreement are intended solely for the benefit of the Parties, their successors and permitted assigns. Nothing herein, whether express or implied, will confer upon any person or entity, other than the Parties, their successors and permitted assigns, any legal or equitable right whatsoever to enforce any provision of this Agreement.
11.7 Severability. If any provision of this Agreement is invalid or unenforceable for any reason in any jurisdiction, such provision will be construed to have been adjusted to the minimum extent necessary to cure such invalidity or unenforceability. The invalidity or unenforceability of one or more of the provisions contained in this Agreement will not have the effect of rendering any such provision invalid or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provisions of this Agreement invalid or unenforceable whatsoever.
11.8 Waiver. No waiver under this Agreement will be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of such waiver is sought. Any such waiver will constitute a waiver only with respect to the specific matter described therein and will in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Any delay or forbearance by either Party in exercising any right hereunder will not be deemed a waiver of that right.
11.9 Force Majeure. Except with respect to payment obligations hereunder, if a Party is prevented or delayed in performance of its obligations hereunder as a result of circumstances beyond such Party’s reasonable control, including, by way of example, war, riot, fires, floods, epidemics, or failure of public utilities or public transportation systems, such failure or delay will not be deemed to constitute a material breach of this Agreement, but such obligation will remain in full force and effect, and will be performed or satisfied as soon as reasonably practicable after the termination of the relevant circumstances causing such failure or delay, provided that if such Party is prevented or delayed from performing for more than ninety (90) days, the other Party may terminate this Agreement upon thirty (30) days’ written notice.
11.10 U.S. Government End-Users. Each of the software components that constitute the Regent Service is a “commercial item” as that term is defined at 48 C.F.R. 2.101, consisting of “commercial computer software” and “commercial computer software documentation” as such terms are used in 48 C.F.R. 12.212. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, all U.S. Government end users acquire the Regent Service with only those rights set forth therein.
11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute one Agreement.
11.12 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles.

End of Terms

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MASTER SAAS AGREEMENT ADDENDUM

ORDER FORM

The following products and services are licensed under the terms and conditions specified in the Master SaaS Agreement (the “Agreement”) between Regent Education, Inc. and Bridgepoint Education Inc., dated April 8, 2016, as well as the additional terms and conditions set forth in this Order Form:

PRODUCTS

Name	Product/Service Description	Term	# of End Users	List Price Per End User	Discount	Annual Cost	Total
Regent 8	Annual Subscription Fee	3.25 years	[***]	$[***]	[***]%	$[***]	$[***]
	Hosting Services Fees						$[***]
	Software Usage Fees						$[***]
	Implementation Services						$[***]
Regent Review	Annual Subscription Fee	4.5 years				$[***]	$[***]
	Implementation Services					$[***]	$[***]
					Total Fees		$[***]

Pricing and Payment Terms

1. Regent 8 Product Pricing. Customer will pay Regent the following fees for the Regent 8 Product:

(i) Estimated Hosting Services and Software Usage fees of $[***] during the implementation of Regent 8. The Hosting Services and Software Usage fee period is estimated at fifteen (15) months. The transition to the Annual Regent 8 Subscription fee will occur upon formal go-live of the Regent 8 solution.

(ii) Annual Regent 8 Subscription fee of $[***] for the first [***] End Users processed using the Regent 8 Product, and $[***] for each additional End User processed in excess of the first [***] End Users.

(iii) Regent 8 Implementation Services fees will be provided on a time and materials basis and are estimated at $[***]. Associated activities, deliverables, rates, and estimated costs are documented in the Statement of Work accompanying this Order Form. All travel and travel related expenses associated with the implementation will be billed at cost. All fees will be billed in accordance with the terms of the Statement of Work.

2. Regent Review Product Pricing. Customer will pay Regent the following fees for the Regent Review Product:

(i) Annual Regent Review Subscription fee of $[***] for [***] End Users processed using the Regent Review Product.

(ii) Implementation fees for the Standard Regent Review and Standard Regent Review Smart-Forms, are waived for this order form. All travel and travel related expenses associated with the implementation will be billed at cost.

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[***] Confidential portions of this document have been redacted and filed separately with the Commission.

3. Invoice Schedule. Subscription fees and Implementation Services owed under this Order Form for the first twelve (12) months following the last date set forth below (“Execution Date”) shall be invoiced by Regent in accordance with the terms above and the following invoice schedule and paid by Customer in accordance with the payment terms in the agreement. Prior to invoicing Customer for each annual subscription fee, Regent shall provide Customer with a calculation of the number of End Users processed in the Regent 8 Product during the previous subscription term. In the event that the number of End Users processed exceeds the Minimum Annual End Users in effect during the previous Period, Regent shall invoice Customer for such additional End Users processed at the Price Per End User in effect during the Previous Period.

	4/8/16	10/1/16	1/1/17	3/1/17	7/1/17	4/1/18	4/1/19	4/1/20	Total
Implementation Services*	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Hosting Services Fees	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Software Usage Fees	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Regent 8 Subscription Fee	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Regent Review Subscription Fee	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Total	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]

Other Terms

1. The initial term of this Order Form is four and one half (4.5) years from the last date of signature below, with automatic renewal for successive one (1) year terms, at the then current pricing, unless either party provides written notice of its desire not to renew at least ninety (90) days prior to the expiration of the then-current term.

2. Hosting services to be provided per Exhibit A.

3. Regent 8 End Users are considered processed when any of the following occurs during the initial Post-deployment Period following the Execution Date, and each subsequent annual period thereafter during the term of this Order Form: (i) the End User is loaded into the system and matched to an Institutional Student Information Record (“ISIR”); (ii) the End User is issued an award through Regent 8; (iii) the End User has documents attached to their record in Regent 8; or (iv) Customer corresponds with the End User through the Regent 8.

4. Regent Review End Users are considered processed when any of the following occurs during the first 12 months following the Execution Date, and each subsequent annual period thereafter during the term of this Order Form: (i) the End User is loaded into the system and matched to an Institutional Student Information Record (“ISIR”); (ii) the End User has documents attached to their record in Regent Review; or (iii) Customer corresponds with the End User through Regent Review.

The Parties agree to the above terms and have executed this Order Form, effective as of the last date set forth below.

CLIENT: BRIDGEPOINT EDUCATION, INC.	REGENT EDUCATION, INC.
By (Signature): /s/ Andrew Clark	By (Signature): Randolph W Jones III
Name (Printed): Andrew Clark	Name (Printed): Randy Jones
Title: President and CEO	Title: CEO
Date: Apr 22, 2016	Date: Apr 22, 2016

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[***] Confidential portions of this document have been redacted and filed separately with the Commission.

HOSTED SERVICES ADDENDUM

EXHIBIT A
SERVICE LEVEL AGREEMENT

1. DEFINITIONS
Certain capitalized terms, not otherwise defined in this Exhibit A, will have the meanings set forth in the Master Agreement. The following capitalized terms will have the definitions set forth below:
1.1 “System Uptime” will mean the total amount of time during any calendar quarter, measured in minutes, during which Customer has the ability to access the Regent Services as contemplated in this Hosted Services Addendum.
1.2 “Scheduled Downtime” will mean the total amount of time during any calendar quarter, measured in minutes, during which Customer is not able to access the Regent Services, as hosted by Regent, due to planned system maintenance performed by Regent, as set by communication. System maintenance shall include, but not be limited to, new version releases and operating system patching, as well as bug fixes.. New version releases typically occur quarterly, and are deployed to a customer-facing QA environment for customer acceptance testing and verification prior to release to the production environment. Operating system patching typically occurs on the second Tuesday of each month (QA environment) and the following weekend (production environment). Regent will exercise reasonable efforts to perform scheduled system maintenance between the hours of 10:00 PM and 7:00 AM Eastern Standard Time.
1.3 “Unscheduled Downtime” will mean the total amount of time during any calendar quarter, measured in minutes, during which the Customer is not able to access the Regent Services, other than Scheduled Downtime, as defined above.
1.4 “System Availability” will mean, with respect to any particular calendar quarter, the ratio obtained by subtracting Unscheduled Downtime during such quarter from the total time during such quarter, and thereafter dividing the difference so obtained by the total time during such quarter. Represented algebraically, System Availability for any particular calendar quarter is determined as follows:

(Total Quarterly Time – Unscheduled Downtime)
System Availability =	Total Quarterly Time

NOTE: “Total Quarterly Time” is deemed to include all minutes in the relevant calendar quarter; to the extent such minutes are included within the Term of this Agreement.

2. CUSTOMER REQUIREMENTS
2.1 Minimum System: The service standards set forth in this Exhibit A assume that Customer and its End Users have a modern web browser and reliable internet connection. If Customer and its End Users do not have a modern web browser and/or internet connectivity, then any such failure to access the Regent Services shall not be counted against the System Availability.
2.2 Additional Customer Obligations: Customer is responsible for maintenance and management of its computer network(s), servers, software, the Customer Web Site, and any equipment or services related to maintenance and management of the foregoing. Customer is responsible for correctly configuring its systems in accordance with any instructions provided by Regent, as may be necessary for provision of access to the features and functions of the Regent Services.
2.3 Reporting of Unscheduled Downtime: Customer must promptly notify Regent in the event Unscheduled Downtime occurs. Unscheduled Downtime will be deemed to begin when Regent receives accurate notification thereof from Customer, or when Regent first becomes aware of such Unscheduled Downtime, whichever first occurs.
2.4 Non-Performance by Customer: The obligations of Regent set forth in this Exhibit A will be excused to the extent any failures to meet such obligations result in whole or in part from Customer’s or its End Users’ failure(s) to meet the foregoing obligations.

3. PERFORMANCE
3.1 System Availability: Regent will undertake commercially reasonable measures to ensure that System Availability equals or exceeds [***]% during each calendar quarter (the “Service Standard”), provided that any Unscheduled Downtime occurring as a result of (i) Customer’s breach of any provision of this Agreement; (ii) non-compliance by Customer with any provision of this Schedule D; (iii) incompatibility of Customer’s equipment or software with the Licensed Technology; (iv) performance of Customer’s systems or the Customer website; or (v) force majeure, as defined in Section 11.9, of the Terms and Conditions portion of the Agreement, or (vi) any other circumstances that are not within Regent’s control, including, but not limited to, scheduled or unscheduled interruptions caused by third party service providers (e.g., third party networks, domain name registrars), outages on the part of internet service providers, etc., shall not be considered toward any reduction in System Availability measurements.
3.2 Bandwidth Availability: Regent monitors the aggregate packet loss and transmission latency within its LAN and WAN. Regent does not monitor the packet loss or transmission latency of specific customers. After discovering or being notified by Customer of packet loss in excess of one-half percent (0.5%), Regent will use commercially reasonable efforts to determine the source of such excess packet loss or latency and to correct such problem to the extent that the source of the problem is on the Regent Network.
3.3 Access to Support; Response Times: Customer may report Unscheduled Downtime at any time (“24x7x365”) in accordance with the Regent customer support process.

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4. SYSTEM MONITORING
4.1 Monitoring Software: Regent uses intrusion detection software, network monitoring software, log monitoring software, port scan detectors, and network sniffer detectors. These utilities help with the daily monitoring of servers. Some of the key usage and uptime metrics monitored on a continual basis include:

•	Server uptime

•	Windows Services running on the machine

•	Memory utilization / quota

•	CPU utilization /quota

•	Disk utilization / quota

•	Port availability

•	Health check pages

•	Uptime availability Reports

5. RECOVERY
5.1 Disaster Recovery: In the event of a disaster that impact the ongoing operation of one or more of Regent’s hosted applications (“the Application(s)”), this Disaster Recovery Plan (“the DR Plan”) defines the procedures that will be implemented to ensure complete and timely recovery. The objectives of the DR Plan are to recover quickly, minimize data loss, minimize customer impact, and restore confidence.

6. DATA INTEGRITY AND BACK-UP
6.1 Data Integrity: Customer data is stored in discrete schemas managed by RDBMS and separated through application security, separate username/password combinations, and separate files.  The application enforces separate environments in which users are limited to the application for which they're authorized.  Customer data is stored separately and accessed only by the application to which Customer-authorized users have access.
6.2 Back-Up and Retention of Customer Data: Regent performs back-up and archiving of Customer Data (as defined below) according to the schedule set forth in the table below:

Type of Back-Up	Description	When does back-up occur?
Daily Incremental Files	Transactional log files	Every fifteen minutes
Daily Full Back-Up	Customer Database Content	Daily, Stored for 7 Days
Weekly Full Back-Up	Customer Database Content	Weekly, Stored for 4 Weeks
Monthly Full Backup	Customer Database Content	Monthly, Stored for 12 Months

6.3 Definitions of Customer Data: For purposes of this Exhibit A of this Hosted Services Addendum, the term “Customer Data” shall mean one or more databases used by the services and or products listed in the current order forms.
6.4 Recovery of Archived Data: Regent will exercise commercially reasonable efforts to restore data files from archived copies as quickly as reasonably practicable, as necessary as a result of system failure or data corruption or losses. Customer acknowledges that the amount of time required to restore archived data files is dependent upon numerous factors, including, but not limited to, severity or the relevant data corruption or loss. Restore of data is by formal request and for usage only after all other solutions have been reviewed.  Restores are frequently tested by restoring production databases to QA for testing activities.

7. REMEDIES
7.1 Credits Against Fees: In the event the System Availability does not satisfy the Service Standard, then Customer will be entitled to credits against its subsequent payment obligations according to the following:

For every [***]% that the System Availability is less than the Service Standard, a credit of [***]% of Customer quarterly fee will be credited to Customer account, for a maximum of [***]% of Customer quarterly fees.

Customer must submit full documentation by e-mail to Regent with the credit request. Documentation must show details of proof of downtime. These can be in any manner including Pings, trace routes, and third-party outage notifications for the past 90 days. E-mails without full details are not liable for a credit.

In accordance with Section 6.3 of the Agreement, Regent will not be liable for any lost revenues or other damages during down time.

The Customer’s rights under this Section 7.1 are Customer’s sole and exclusive remedy with respect to any Unscheduled Downtime or any failure by Regent to meet the Service Standard.

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[***] Confidential portions of this document have been redacted and filed separately with the Commission.

SOURCE CODE ESCROW ADDENDUM

This SOURCE CODE ESCROW ADDENDUM (the “Addendum”) is an addendum to, and is hereby incorporated into the agreement of even date herewith entitled Master SaaS Agreement, by and between Regent Education, Inc. (“Regent”) and the Customer, including all exhibits and addenda incorporated therein (collectively, the “Agreement”).

1. ADDITIONAL DEFINITIONS. Certain capitalized terms used in this Addendum, not otherwise defined above, shall have the meanings set forth or cross-referenced below. Capitalized terms used in this Addendum that are not otherwise defined in this Addendum have the meaning set forth in the Agreement.
1.1 “Escrowed Source Code” shall mean the Source Code of the proprietary Regent software used to provide the Regent Services ordered under the Agreement.
1.2 “Release Condition” shall mean any of the circumstances under which Customer shall have a right to receive a copy of the Escrowed Source Code, as contemplated in Section 2.1.
1.3 “Source Code” shall mean any code, scripts, algorithms or other instructions comprising computer software in human-readable, text-based form, designed to be interpreted in such form at the time of execution by a computer software interpreter or to be compiled and translated into machine-readable, binary object-code format for execution within operating system environments and/or targeted hardware platforms.

2. ESCROW OBLIGATION.
2.1 Initial Deposit with Escrow Agent. Within thirty (30) days after the Addendum Effective Date, Regent shall deliver (or has previously delivered) one (1) copy of the Escrowed Source Code to a commercial escrow agent (the “Escrow Agent”), and shall enter into a binding contractual arrangement with such Escrow Agent according to which the Escrow Agent agrees (i) to hold and safeguard such Escrowed Source Code during the term of this Addendum; and (ii) to release a copy of such Escrowed Source Code to Customer if and when a Release Condition occurs.
2.2 Release Conditions. Provided that Customer is in full compliance with the terms of the Agreement, including, without limitation, payment of all amounts due and payable under the Agreement, Customer shall have a right to receive from the Escrow Agent one (1) copy of the Escrowed Source Code solely in the event that (i) Regent winds up or ceases to do business generally; or (ii) Regent has filed, or has had filed against it, a proceeding in bankruptcy or any receivership of all or substantially all of Regent’s assets, which proceeding or receivership is not dismissed or removed within one hundred and twenty (120) days.
2.3 License. Subject to Customer’s compliance with the terms and conditions of this Agreement, upon the delivery to Customer of any Escrowed Source Code in accordance with this Agreement, and solely during the remaining period of the Term, Regent shall grant and hereby grants to Customer a limited, non-exclusive non-transferable, non-sublicenseable right and license to use the Escrowed Source Code solely for purposes of operating the compiled version of the Escrowed Source Code on the same basis Customer was receiving the Regent Services. For the avoidance of doubt, if Customer exercises its rights under this Section 2.3, then Regent’s obligations and liabilities under the Hosted Services Addendum (Service Level Agreement) shall terminate.
2.4 Usage Limitations. Customer shall not disclose or distribute the Escrowed Source Code, or any portion thereof, to any third party and shall keep the Escrowed Source Code as strictly confidential and subject to the highest protections that Customer uses for its own most valuable confidential information. For purposes of this Agreement the Escrowed Source Code shall be considered Regent’s Confidential Information. Notwithstanding any provision in this Agreement to the contrary, Customer shall not use the Escrowed Source Code for any additional functions or purposes beyond the scope of the license granted hereunder. Upon any release of Escrowed Source Code, Regent may, at its option, terminate any agreements or other escrow arrangements with the Escrow Agent, may refrain from further escrow of the Escrowed Source Code, and Customer will have no obligation to pay for services of the Escrow Agent subsequent to the then-current term of the Escrow Agent.
2.5 Reservation of Rights. Regent hereby expressly reserves all rights in and to the Escrowed Source Code not granted in this Addendum, and, as between Regent and Customer, Regent retains all right, title and interest in the Escrowed Source Code, subject to the express license granted herein.
2.6 Disclaimers and Limitations. ANY AND ALL ESCROWED SOURCE CODE PROVIDED TO CUSTOMER UNDER THIS AGREEMENT IS PROVIDED ON AN “AS IS” BASIS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, REGENT DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE ESCROWED SOURCE CODE, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, NON-INTERFERENCE, AND/OR DATA ACCURACY, AND CUSTOMER ACKNOWLEDGES THAT THIS ADDENDUM IS SUBJECT TO ALL DISCLAIMERS AND LIMITATIONS OR LIABILITY SET FORTH IN THE AGREEMENT.

3. COMPENSATION, EXPENSES.
Customer shall pay Regent $1,000 per year, on the Effective Date and each anniversary thereof, for all expenses incurred by Regent in delivering the Escrowed Source Code to the Escrow Agent and in payment for the services of the Escrow Agent, including any taxes or similar charges applicable thereto. Payment for escrow expenses shall be due and payable within thirty (30) days after the invoice date.

4. THIRD PARTY HOSTING.
In the event of a Source Code release, as described in Section 2.2, Customer may elect to enter into a hosting agreement with Regent’s hosting partner to continue providing hosting services.

5. TERM; TERMINATION

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5.1 Term. This Addendum shall commence on the date of execution by both Parties (the “Addendum Effective Date”) and shall remain in effect until the earlier to occur of (i) expiration of the Term or termination of the Agreement; or (ii) termination in accordance with Section 4.3 of this Addendum.
5.2 Elective Termination by Customer. Customer may, at its option, terminate this Addendum upon ninety (90) days’ written notice to Regent.

5.3 Termination for Breach. Either Party may terminate this Addendum upon written notice in the event that the other Party materially breaches this Addendum and thereafter fails to cure such breach within thirty (30) days after receipt of written notice thereof. Without limiting the foregoing, Regent may immediately terminate this Addendum upon written notice in the event that Customer becomes insolvent or enters bankruptcy during the term of this Addendum.
5.4 Effect of Termination. Customer shall have no further rights under this Addendum upon termination hereof, notwithstanding any subsequent occurrence of an event otherwise constituting a Release Condition, and any license granted under Section 2.3 shall cease and terminate. Within thirty (30) days following termination of this Addendum, Customer will return or, at Regent’s option, destroy (and thereafter certify such destruction in writing) all tangible embodiments, in whole or in part, of any Escrowed Source Code remaining in Customer’s possession or control. After termination of this Addendum, Regent may refrain from further escrow of the Escrowed Source Code, and may require the Escrow Agent to return to Regent or destroy such Escrowed Source Code. The provisions of Sections 2.5, 2.6, 3 and this 5.4 will survive the termination of this Addendum.

The Parties agree to the above terms and have executed this Addendum as of the date(s) set forth below.

CUSTOMER: BRIDGEPOINT EDUCATION, INC.	REGENT EDUCATION, INC.
By (Signature): /s/ Andrew Clark	By (Signature): Randolph W Jones III
Name (Printed): Andrew Clark	Name (Printed): Randy Jones
Title: President and CEO	Title: Chairman, CEO
Date: Apr 22, 2016	Date: Apr 22, 2016

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